SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K
                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934



Date of Report:  April 21, 1997

                           Cramer, Inc.

          Kansas              2-69336               48-0638707
(State of Incorporation) (Commission File Number) (IRS Employer
                                                     I.D. No.)
           625 Adams Street, Kansas City, Kansas 66105
             (Address of principal executive offices)

Registrant's telephone number, including area code: (913) 621-6700



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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective April 21, 1997, Cramer, Inc. (the Company) retained the firm of Deloitte & Touche L.L.P. as its principal accountant.

During 1995, 1996 and 1997, the Company did not consult with Deloitte & Touche L.L.P. regarding the application of accounting principles or the type of audit opinion that Deloitte & Touche L.L.P. might render on the Company's financial statements. There were no disagreements between the Company and its former accountants, Ernst & Young L.L.P.

The decision to retain Deloitte & Touche L.L.P. was ratified by the Board of Directors. The Board of Directors serves as the Company's Audit Committee.




ITEM 6.  EXHIBITS.

Exhibit 16 - Letter on appointment of new certifying accountant.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        Cramer, Inc.



Date:  April 21, 1997                   /s/ Gary A. Rubin
                                        Gary A. Rubin
                                        Vice President, Finance